Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Suren Rana, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Quarterly Report on Form 10-Q of BrightSphere Investment Group Inc. for the quarterly period ended March 31, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents in all material respects the financial condition and results of operations of BrightSphere Investment Group Inc. for the periods covered by the Report. The foregoing certification is being furnished to the Securities and Exchange Commission as part of the Report. A signed original of this statement has been provided to BrightSphere Investment Group Inc. and will be retained by BrightSphere Investment Group Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date:	May 11, 2020	/s/ Suren Rana
Name: Suren Rana
Title: President and Chief Executive Officer
(principal executive officer)